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                                                                   EXHIBIT 10(d)

                             SIFCO INDUSTRIES, INC.

                             1995 STOCK OPTION PLAN


         1. PURPOSE OF PLAN. The Purpose of this Plan is to advance the interest of SIFCO Industries, Inc. (hereinafter called the "Company") and its shareholders by providing a means whereby employees of the Company may be granted (i) options to purchase shares of the common stock, $1.00 par value (hereinafter called "shares") of the Company and (ii) stock appreciation rights under the Plan, to the end that the Company may retain present personnel upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, and may attract new personnel. Some of the options granted under the Plan shall be options which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and are hereinafter sometimes called "incentive stock options".

         2. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of the Company for which options may be granted under this Plan shall be 200,000; provided, however, that whatever number of shares shall remain reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Such shares shall be made available from authorized but unissued or reacquired shares of the Company. Any shares for which an option is granted hereunder that are released from such option for any reason other than the exercise of stock appreciation rights granted hereunder shall become available for other options to be granted under this Plan.

         3. ADMINISTRATION OF THE PLAN. This Plan shall be administered under the supervision of the Compensation, Pension and Stock Option Committee (the "Committee") composed of not less than three directors of the Company appointed by the Board of Directors. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any stock option agreement entered into thereunder, and any stock appreciation right granted thereunder and to establish, amend, and rescind rules and regulations for its administration, and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

         4. GRANTING OF OPTIONS. The Committee from time to time shall designate from among the full-time key employees of the Company, its subsidiaries, any corporation at least 20% of the voting securities of which is owned by the Company or a subsidiary of the Company, and any other business entity in which the Company or a subsidiary of the Company has at least a 50% interest, those employees to whom stock options to purchase shares shall be granted under this Plan, the number of shares which shall be

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                  subject to each option so granted, and the type of option
                  granted. The Committee shall direct an appropriate officer of the Corporation to execute and deliver option agreements to employees reflecting the grant of options. All actions of the Committee under this Section shall be conclusive; provided, however, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and subsidiary corporations that provides for the granting of incentive stock options) shall not exceed $100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of a parent or subsidiary of the Company, shall have an option price that is at least 110 percent of the fair market value of the stock and shall not be exercisable after the expiration of 5 years from the date it is granted.

         5. GRANTING OF STOCK APPRECIATION RIGHTS. The Committee shall have the discretion to grant to optionees, concurrently with the grant of an option, or with respect to outstanding options that are not incentive stock options, stock appreciation rights in connection with stock options on such terms and conditions as it deems appropriate. The Committee shall direct an appropriate officer of the Company to execute and deliver stock appreciation right grants to optionees reflecting the grant of stock appreciation rights. A stock appreciation right will allow an optionee to surrender an option or portion thereof and to receive payment from the Company in an amount equal to the excess of the aggregate fair market value of the optioned shares that are surrendered over the aggregate option price of such shares. Payment may be made in shares, cash or a combination of shares and cash, as provided in the grant. Shares as to which any option is so surrendered shall not be available for future options. The Committee may select employees to whom stock appreciation rights will be granted and determine the number of stock appreciation rights to be granted to each such employee.

         6. OPTION PERIOD. No incentive stock option granted under this Plan may be exercised later than ten years from the date of grant.

         7. OPTION PRICE. The option price shall be fixed by the Committee and set forth in the Option Agreement, which price shall not be less than the per share fair market value of the outstanding shares of the Company on the date that the option is granted, as determined by the Committee. The Committee may fix such option price and authorize one or more officers of the Company to compute the price. The option price may be payable in cash, Company stock, or a combination thereof. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted.


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         8.       OPTION AGREEMENT. The Option Agreement in which option rights are granted to an employee shall be in the applicable form (consistent with this Plan) from time to time approved by the Committee and shall be signed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company other than the employee who is a party thereto, and shall be dated as of the date of the granting of the option, as determined in Section 7 hereof.

         9. EXERCISE OF STOCK APPRECIATION RIGHTS. A stock appreciation right shall be exercisable at any time prior to its stated expiration date; but only to the extent the related stock option right may be exercised. No option or stock appreciation right shall be transferable by the optionee except by will or the laws of descent and distribution, and the options and stock appreciation rights may be exercised during the employee's lifetime only by him or his guardian or legal representative.

         10. AMENDMENT AND TERMINATION OF THE PLAN. The Company, by action of its Board of Directors, reserves the right to amend, modify or terminate at any time this Plan, or, by action of the Board with the consent of the optionee, to amend, modify or terminate any outstanding option agreement or grant of stock appreciation rights, except that the Company may not, without further shareholder approval, (i) increase the total number of shares as to which options may be granted under the Plan (except increases attributable to the adjustments authorized in Section 2 hereof), (ii) change the employees or class of employees eligible to receive options, (iii) reduce the price at which options may be granted, (iv) extend the expiration date of the Plan, or (v) materially increase the benefits accruing to participants under the Plan. Moreover, no action may be taken by the Company (without the consent of the optionee) which will impair the validity of any option or stock appreciation right then outstanding or which will prevent the incentive stock options issued or to be issued under this Plan from being "incentive stock options" under
                  Section 422 of the Code, or any successor provision.

         11. EFFECTIVE DATE OF PLAN. The Plan shall be effective upon adoption of the Plan by the Board of Directors of the Company. The Plan shall be submitted to the shareholders of the Company for approval within one year after its adoption by the Board of Directors and, if the Plan shall not be approved by the shareholders within said period, the Plan shall be void and of no effect. Any options granted under the Plan prior to the date of approval by the shareholders shall be void if such shareholders' approval is not obtained.

         12. EXPIRATION OF PLAN. Options may be granted under this Plan at any time prior to October 31, 2005, on which date the Plan shall expire but without affecting any options then outstanding.


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